MORTON & COMPANY Corporate and Securities Lawyers A Partnership of Law Corporations

Suite 1200 - 750 West Pender Street

Vancouver, British Columbia V6C 2T8

Website: http://www.mortonandco.com

Telephone: (604) 681-1194

Facsimile: (604) 681-9652

Voice Mail Ext: 235

EMail: elm@mortonandco.com

Our File No.:	4162.000

November 7, 2005

Giant Oil & Gas Inc.

246 Steward Green S.W., Suite 4010

Calgary, Alberta

Canada T3H 3C8

Dear Sirs:

Re:	Giant Oil & Gas Inc. Offering of up to 45,760,300 Common Shares

We have acted as Canadian counsel to Giant Oil & Gas Inc. (the “Company”) for the purposes of rendering this opinion required under the United States Securities Act of 1933, as amended (the “Act”) in connection with the registration under the Act, of (i) 11,560,300 common shares of the Company without par value (the “Shares”), and (ii) 34,200,000 common shares of the Company without par value, issuable upon the exercise of 11,400,000 Series A, 11,400,000 Series B and 11,400,000 Series C warrants issued by the Company (the “Warrant Shares”).

We have made, or caused to be made, such searches and investigations, considered such matters of law and reviewed such other documents and instruments as we have considered relevant and necessary for the purpose of this opinion.

We have assumed:

(a)

the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or conformed copies or as photostatic copies, facsimile transmissions or electronic correspondence;

(b)	the due and valid execution and delivery of all agreements by the parties thereto, other than the Company, as legal, valid and binding obligations of those parties;
(c)

the accuracy and completeness of the records maintained by the Company and any office of public record and of all representations, statements and other matters of fact set out or referred to in certificates or documents received from the Company, its officers and directors and such offices of public record; and

(d)	the accuracy of the result of any printed or electronic search of any office of public record and that the information contained therein continues to be accurate as of the date hereof.

MORTON & COMPANY	Page 2

We have not undertaken any independent investigations to verify the accuracy or completeness of these assumptions. As to the various questions of fact relevant to this opinion, information with respect to which is in the possession of the Company and not otherwise provided to us, we have relied upon certificates, reports or representations of or by an officer or officers of the Company, as the case may be.

We have made no investigation of the laws of any jurisdiction other than, and the opinions hereinafter expressed are confined to, the laws of the Province of British Columbia (the “Province”) and the federal laws of Canada (the “Laws”). The opinions expressed herein are given on the basis of the Laws as they exist on the date hereof. We assume no responsibility to update our opinions if the Laws are, subsequent to the date hereof, amended, revoked, revised or supplemented in any way which impacts on the opinions contained herein.

Based upon and relying upon the foregoing, we are of the opinion that:

1.	The Shares are duly authorized and validly issued as fully paid and non-assessable.
2.

The Warrant Shares have been duly authorized, and upon due exercise of the Warrants in accordance with their terms and receipt by the Company of full payment for the Warrant Shares, upon issuance thereof the Warrant Shares will be validly issued as fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement filed with the Commission in connection with the Offering. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Yours truly,

MORTON & COMPANY

Per: /s/ Edward L. Mayerhofer

Edward L. Mayerhofer